Exhibit 99.1

This morning, HollyFrontier announced that we have entered into definitive agreements under which HollyFrontier and Holly Energy Partners will acquire Sinclair Oil Corporation and Sinclair Transportation Company from The Sinclair Companies (“Sinclair”). Through this agreement, subject to customary closing conditions and regulatory clearance, HollyFrontier will form a new parent company, named HF Sinclair Corporation (“HF Sinclair”), which will replace HollyFrontier as the public company trading on the NYSE.

This marks the first step into what will be a new and exciting era for us all. The transaction is expected to transform HollyFrontier by enhancing the scale, diversification and integration of our businesses. We believe by bringing the companies together, we will:

•	Complement our refining network with the addition of Sinclair’s two Rocky Mountain-based refineries

•	Advance our ESG commitment by increasing scale and accelerating the growth of our renewables business with the addition of Sinclair’s renewable diesel business

•	Expand Holly Energy Partners’ scale, with access to Sinclair’s network of finished product pipelines and storage, including an integrated system with connectivity to key crude hubs in the Rockies

Furthermore, the addition of Sinclair’s iconic brand and integrated distribution network will further diversify our business. At the time of closing, HF Sinclair will proudly transition to the historic dinosaur branding. This brand has a strong legacy and great brand value – largely considered one of the most recognizable brands in North America’s energy industry, with exceptional customer loyalty.

We believe that HF Sinclair will be well positioned to drive growth and value creation and build on our shared commitment to sustainability and ESG leadership. Importantly, like us, Sinclair prioritizes working safely and efficiently and they share our focus on putting people first. The transaction is expected to close mid-2022, and at that time, I look forward to coming together as HF Sinclair to begin a new chapter. Please remember, that until closing, we will continue to operate and maintain independent businesses.

We are committed to keeping employees informed of relevant developments as we move forward. I understand that you may have questions about what this announcement means for you and for our company. I encourage you to listen to the HollyFrontier earnings call, scheduled for 7:30 a.m. CDT, Tuesday, August 3 – which will be available online. Also, during our employee quarterly call, scheduled tomorrow (Wednesday, August 4) at 9 a.m. CDT, we will walk you through the details of this transaction as well as answer any questions you may have.

As always, I ask everyone to keep safety as your top priority. While we may be occupied with the news at hand, nothing is more important than the safety of our people and communities. Thank you for your hard work and dedication to HollyFrontier.

Thank you,

Copyright © 2021 HollyFrontier Corporation. All rights reserved.

Confidential—for internal use only.

Statements contained herein that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy”, “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the acquisition by HollyFrontier and HEP of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), pro forma descriptions of the combined companies and their operations, integration and transition plans, synergies, opportunities and anticipated future performance. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or HEP, and they are not guarantees of future performance. These forward-looking statements are based on assumptions using currently available information and expectations as of the date thereof that HollyFrontier and HEP management believe are reasonable, but that involve certain risks and uncertainties and may prove inaccurate. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to (i) the failure of HollyFrontier and HEP to successfully close the Sinclair Transactions or, once closed, integrate the operations of Sinclair with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; (ii) the satisfaction or waiver of the conditions precedent to the proposed Sinclair Transactions, including, without limitation, the receipt of the HollyFrontier stockholder approval for the issuance of HF Sinclair common stock at closing and regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions) on the terms and timeline desired, (iii) risks relating to the value of the shares of HF Sinclair’s common stock and the value of HEP’s common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing, (iv) legal proceedings that may be instituted against HollyFrontier or HEP following the announcement of the proposed Sinclair Transactions, (v) HollyFrontier’s failure to successfully close its recently announced Puget Sound Refinery transaction or, once closed, integrate the operations of the Puget Sound Refinery with its existing operations and fully realize the expected synergies of the Puget Sound Refinery Transaction or on the expected timeline; (vi) disruption the Sinclair Transaction may cause to customers, vendors, business partners and HollyFrontier’s and HEP’s ongoing business, (vii) the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in the markets we serve, risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant and specialty products in HollyFrontier’s and HEP’s markets, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the work force or in response to reductions in demand, effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic, and (viii) other factors, including those listed in the most recent annual, quarterly and periodic reports of HollyFrontier and HEP filed with the Securities and Exchange Commission (“SEC”), whether or not related to either proposed transaction. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and HEP undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The issuance of shares of HF Sinclair common stock to Sinclair in the proposed transactions (the “Sinclair Stock Consideration”) will be submitted to HollyFrontier’s stockholders for their consideration. In connection with the issuance of the Sinclair Stock Consideration, HollyFrontier will (i) prepare a proxy statement for HollyFrontier’s stockholders to be filed with the SEC, (ii) mail the proxy statement to its stockholders, and (iii) file other documents regarding the issuance of the Sinclair Stock Consideration and the proposed transactions with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that HollyFrontier may file with the SEC in connection with the issuance of the Sinclair Stock Consideration or the proposed transactions. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by HollyFrontier with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com.

Participants in Solicitation

HollyFrontier and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration. Information about HollyFrontier’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on March 25, 2021. The proxy statement is available free of charge from the sources indicated above and from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration will be included in the proxy statement and other relevant materials HollyFrontier files with the SEC in connection with the proposed transactions.